NON-EXCLUSIVE CONSULTING, NON-
DISCLOSURE
            AND NON-COMPETE AGREEMENT

 WITNESSETH:
WHEREAS, the undersigned, Thomas E. Woodson,
hereinafter referred to as "Woodson" is one of the
Sellers under a certain Asset Purchase Agreement
("Agreement"), dated the 1st day of May, 1996, by
and between WOODSON ELECTRONICS, INC., a
Nebraska corporation, and its subsidiaries and affiliates
("Sellers"), and BUTLER NATIONAL
CORPORATION, a Minnesota corporation
("Corporation"); and
 WHEREAS, closing of the Asset Purchase Agreement
is conditioned upon the execution and delivery to
Corporation of this Non-Exclusive Consulting, Non-
Disclosure, and Non-Compete Agreement by Woodson;
 NOW, THEREFORE, in consideration of the mutual
promises, representations, covenants and agreements
contained herein, the parties hereto agree as follows:
 1. This Non-Exclusive Consulting, Non-Disclosure,
and Non-Compete Agreement shall commence May 1,
1996, and shall terminate on June 1, 1998 with respect
to the Non-Exclusive Consulting portion and shall
terminate on June 1, 2001 with respect to the Non-
Disclosure, Non-Compete portion of this Agreement.
 2. The Corporation agrees to issue to Woodson
20,000 shares of Butler National Corporation stock,
issued pursuant to SEC Rule 144, such shares are not
registered with the Securities Exchange Commission,
as consideration for executing this Non-Exclusive
Consulting, Non-Disclosure, and Non-Compete
Agreement, and $36,000.00 cash as set forth in the
Asset Purchase Agreement, Paragraph 2(b). Woodson
agrees to accept said consideration and execute this
Agreement.  Said shares shall be issued on May 1,
1996, in the name of Woodson, but shall be held by
Corporation until June 1, 1998, at which time said
shares shall be delivered to Woodson.  In addition, all
costs incurred by Woodson in performing his duties
under this Agreement shall be reimbursed by
Corporation within 30 days after submittal by
Woodson.  Such costs shall include travel costs, motel,
and meals (when away from Woodson's residence).
3.Woodson agrees that from May 1, 1996 through
June 1, 1998 he shall provide consulting services to
Corporation on an "as needed" basis, as determined by
Corporation.  Woodson shall devote such time and
attention and energies as are reasonably required to
perform these services, but shall not be required to
provide more than fifteen (15) hours per calendar
month on a cumulative basis.  The accumulation of
work hours performed by Woodson shall commence
when actual work is started or four hours after
Woodson leaves normal residence whichever is the
first to occur.  In the event that Corporation requires
services in excess of fifteen cumulative hours per
calendar month after August 1, 1996, Corporation shall
pay to Consultant $100.00 per each additional hour of
service rendered to Corporation.  Such additional
services must be agreed to in writing by Corporation
and Woodson prior to commencement of such
additional services.  Such writing shall specify the
scope of work and anticipated hours required to
complete said services.
4.It is understood and agreed that Woodson shall not,
at any time or place, or to any extent whatsoever,
whether directly or indirectly, without the express prior
written consent of the Corporation, provide consulting
services to or engage in any business, calling, or
enterprise which is or may be competitive with, or
adverse to the business or affairs of the Corporation,
whether alone, as a partner, or as an officer, director,
employee, or five percent or greater shareholder of any
other corporation, or as a trustee, fiduciary, or other
representative, except under and pursuant to this
Agreement.  Corporation acknowledges that Woodson
has disclosed to it, the terms and conditions of a
Consulting Agreement dated June 1, 1995 between
Federal Signal Corporation and Thomas E. Woodson,
and further acknowledges that Woodson's consulting
under such Consulting Agreement is not in violation of
this Agreement.
Without limiting the generality of the foregoing,
Woodson shall not, without the Corporation's prior
approval, directly or indirectly, for Woodson's own
account, or as an agent or employee of another person,
partnership or corporation, canvass, solicit, or accept
business from any client or customer or former client
of the Corporation, in any state, territory or possession
of the United States, or any country in which any of
the Sellers under the Asset Purchase Agreement, or
Corporation, conducts or has conducted business or
any like business (including, without limitation, any
county, state, territory, possession or country in which
customers of any of the Sellers or the Corporation
under the Asset Purchase Agreement were or are
located or in which any of the Sellers or Corporation
have actively solicited business).
5. For purposes of this Non-Compete, the definition of
"carrying on of business" shall have the same meaning
as that contained in the Asset Purchase Agreement,
Paragraph No. 16.  For the period of this Agreement
and to the geographical extent specified in this
Agreement, Woodson shall not accept business or
employment or consult with for the account of
Woodson or others, without the prior written consent
of the Corporation, which consent shall not be
unreasonably withheld if Woodson agrees in writing to
restrict such activities so as to not compete with the
Corporation.
 6.Woodson further agrees that during the term hereof,
Woodson shall not employ, engage or contract for
services of any individual employed by the
Corporation, or under contract with the Corporation as
an independent contractor, representative or distributor
of the Corporation, without the prior written consent
of the Corporation.
 7. In the event Woodson dies or becomes disabled to
the extent that he cannot provide services pursuant to
this Agreement, his obligation to provide consulting
services shall terminate, but in all other respects, his
obligations under the terms of this Agreement shall
continue.
 8. Nondisclosure of Information.  Woodson agrees
that Woodson shall not at any time, in any fashion,
form, or manner, either directly or indirectly, divulge,
disclose, or communicate to any person, firm, or
corporation in any manner whatsoever, any information
derived from his affiliation with the Corporation.  Any
information shall include, but not be limited to,
technical or non-technical data, formulas, patterns,
compilations, programs, devices, methods, techniques,
drawings, processes, financial data, or lists of actual or
potential customers.
Woodson further agrees that the disclosure of any
information derived from his affiliation with Sellers
and/or the Corporation, is important, material and
confidential, and its disclosure would gravely affect the
effective and successful conduct of the business of the
Corporation and its goodwill, and that any breach of
the terms of this Agreement is a material breach of
this Agreement. Woodson agrees to be bound by any
court orders regarding affirmative acts necessary to
protect any information derived from the Sellers and
the Corporation, and to pay as damages losses incurred
by the Corporation as the result of any such
disclosure.
Woodson further agrees that his promise not to
disclose any information derived from the Corporation
will be binding upon Woodson both during the term
of this Agreement, and at all times thereafter,
excepting any disclosures expressly authorized in
writing by the Corporation.  In the event that
Woodson fails to comply with, or threatens not to
comply with any provision of this Section, the
Corporation shall be entitled to an injunction requiring
such affirmative act from Woodson as may be
necessary to enforce this paragraph; and further an
injunction restraining Woodson from disclosing or
exploiting in whole or in part any information of the
Corporation or from rendering any services to any
person, firm, corporation, association or other entities
to whom such information in whole or in part has
been disclosed, or by whom it has been exploited or
has threatened to be disclosed or exploited.
Nothing herein shall be construed as prohibiting the
Corporation's pursuit of other remedies, including
enforcement of Corporation's rights under Paragraph
16 of the Asset Purchase Agreement, for such non-
compliance or threatened non-compliance, including the
recovery of damages from Woodson.
9.Miscellaneous Provisions.
(a)Woodson acknowledges and agrees that no
representation has been made to him with respect to
the subject matters of this Exclusive, Consulting, Non-
Disclosure, and Non-Compete Agreement, nor any
representations made to induce the execution and
delivery hereof; and Woodson acknowledges that
Woodson has relied on his own judgment in entering
into this Exclusive Consulting, Non-Disclosure and
Non-Compete Agreement with the Corporation.
(b)No amendments of or additions to this Agreement
shall be binding unless in writing and signed by both
parties, except as herein otherwise provided.
(c)This Agreement and all of its provisions shall be
governed in all respects, whether as to validity,
construction, capacity, performance, or otherwise, by
the laws of the State of Kansas.
(d)The principal headings used in this Agreement are
included solely for the convenience of the parties and
shall not affect, or be used in connection with, the
interpretation of this Agreement.
(e)The waiver by either party of a breach of any
provision of this Agreement shall not operate or be
construed as a waiver of any subsequent breach of the
same or any other provisions of this Agreement.
(f)In the event that performance by either the
Corporation or Woodson of any obligations or
undertakings hereunder shall be interrupted or delayed
by any occurrence not occasioned by the conduct of
such party, whether such occurrence be an act of God
or an act of the common enemy or the result of war,
riot, civil commotion, sovereign conduct, or the act or
conduct of any person or persons not party or privy
hereto, then the party concerned shall be excused from
such performance for such period of time as is
reasonably necessary after such occurrence to remedy
the effects thereof.
(g)All notices required, permitted, or desired to be
given under this Agreement shall be deemed given if
in writing and sent by certified mail, return receipt
requested, to the parties at the following addresses, or
to such other addresses as either party may designate
in writing to the other:
iF TO cORporation:  Butler National Corporation
     1546 E. Spruce Road
     Olathe, KS  66061
     Attn: Clark Stewart, President

 If to Woodson:  Thomas E. Woodson
     c/o Woodson Electronics, Inc.
     Plectron Place
     P.O. Box 960
     Imboden, AR  72434
     Attn: Mr. Thomas E. Woodson


 (h) The scope and effect of this Agreement shall be as broad in time (but not beyond June 1, 2001), geography and in all other respects as is permitted by applicable law. If this Agreement cannot be fully enforced in one jurisdiction but is fully enforceable (or is enforceable to a greater extent) in another jurisdiction, the law of that other jurisdiction shall apply to the enforcement of this Agreement in the jurisdiction. Should a court or other body of competent jurisdiction determine that any aspect of this Agreement is excessive in scope, such term or provision shall be adjusted rather than voided, if possible, in accordance with the intent stated in the first sentence of this Agreement and with applicable law, and all other terms and provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.
  All other terms and provisions of this Agreement that are deemed valid and enforceable shall remain so to the fullest extent and be enforced to the fullest extent possible.
 IN WITNESS WHEREOF, the parties have hereunto set their hands and seals all as of the day and year first above written.




   WOODSON   THOMAS E. WOODSON



       By:    Thomas E. Woodson

        Thomas E. Woodson, Individually

   SELLERS   WOODSON ELECTRONICS, INC.



       By:Thomas E. Woodson

        Thomas E. Woodson, President

   CORPORATION  BUTLER NATIONAL
CORPORATION



       By: CLARK D. STEWART

        Clark D. Stewart, President